Exhibit 21.1
MPLX LP
LIST OF SUBSIDIARIES
as of December 31, 2022

	Name of Subsidiary	Jurisdiction of Organization/Incorporation
*	ADCC Pipeline, LLC	Delaware
	Andeavor Field Services LLC	Delaware
	Andeavor Gathering I LLC	Delaware
	Andeavor Logistics CD LLC	Delaware
	Andeavor Logistics GP LLC	Delaware
	Andeavor Logistics LP	Delaware
*	Andeavor Logistics Rio Pipeline LLC	Delaware
	Andeavor Midstream Partners GP LLC	Delaware
	Andeavor Midstream Partners LP	Delaware
	Andeavor Midstream Partners Operating LLC	Delaware
	Andeavor MPL Holdings LLC	Delaware
	Asphalt Terminals LLC	Delaware
*	Bakken Pipeline Investments LLC	Delaware
*	BANGL Operating, LLC	Delaware
*	BANGL, LLC	Delaware
	Blanchard Terminal Company LLC	Delaware
	Canton Refining Logistics LLC	Delaware
	Catlettsburg Refining Logistics LLC	Delaware
*	Centrahoma Processing LLC	Delaware
*	Dakota Access Holdings LLC	Delaware
*	Dakota Access Truck Terminals, LLC	Delaware
*	Dakota Access, LLC	Delaware
*	Delaware Basin Residue, LLC	Delaware
*	Delek W2W, LLC	Delaware
	Detroit Refining Logistics LLC	Delaware
*	Eastern Gulf Crude Access, LLC	Delaware
*	Energy Transfer Crude Oil Company, LLC	Delaware
*	Enstor Waha Storage and Transportation, L.P.	Texas
*	EO Resources, LLC	Oregon
*	ETCO Holdings LLC	Delaware
*	Explorer Pipeline Company	Delaware
	Galveston Bay Refining Logistics LLC	Delaware
	Garyville Refining Logistics LLC	Delaware
	Green River Processing, LLC	Delaware
*	Guilford County Terminal Company, LLC	North Carolina
	Hardin Street Marine LLC	Delaware

	Hardin Street Transportation LLC	Delaware
*	Illinois Extension Pipeline Company, L.L.C.	Delaware
*	Jefferson Gas Gathering Company, L.L.C.	Delaware
	Lincoln Pipeline LLC	Delaware
*	LOCAP LLC	Delaware
*	LOOP LLC	Delaware
	Marathon Pipe Line LLC	Delaware
*	MarEn Bakken Company LLC	Delaware
	MarkWest Agua Blanca Pipeline, L.L.C.	Delaware
	MarkWest Bluestone Ethane Pipeline, L.L.C.	Delaware
	MarkWest Delaware Basin Gas Company, L.L.C.	Delaware
*	MarkWest EMG Jefferson Dry Gas Gathering Company, L.L.C.	Delaware
	MarkWest Energy East Texas Gas Company, L.L.C.	Delaware
	MarkWest Energy Finance Corporation	Delaware
	MarkWest Energy Operating Company, L.L.C.	Delaware
	MarkWest Energy Partners, L.P.	Delaware
	MarkWest Energy South Texas Gas Company, L.L.C.	Delaware
	MarkWest Energy West Texas Gas Company, L.L.C.	Delaware
	MarkWest Hydrocarbon, L.L.C.	Delaware
	MarkWest Liberty Bluestone, L.L.C.	Delaware
	MarkWest Liberty Ethane Pipeline, L.L.C.	Delaware
	MarkWest Liberty Gas Gathering, L.L.C.	Delaware
	MarkWest Liberty Midstream & Resources, L.L.C.	Delaware
	MarkWest Liberty NGL Pipeline, L.L.C.	Delaware
	MarkWest Mariner Pipeline, L.L.C.	Delaware
*	MarkWest Ohio Fractionation Company, L.L.C.	Delaware
	MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma
	MarkWest Panola Pipeline, L.L.C.	Texas
	MarkWest Panola Utility Company, L.L.C.	Delaware
	MarkWest Pioneer, L.L.C.	Delaware
	MarkWest Pipeline Company, L.L.C.	Texas
*	MarkWest POET, L.L.C.	Delaware
	MarkWest Ranger Pipeline Company, L.L.C.	Delaware
	MarkWest Texas PNG Utility, L.L.C.	Texas
*	MarkWest Tornado GP, L.L.C.	Delaware
*	MarkWest Utica EMG, L.L.C.	Delaware
	MarkWest Utica Operating Company, L.L.C.	Delaware
*	Matterhorn Express Pipeline, LLC	Delaware
*	Midwest Connector Capital Company LLC	Delaware
*	Minnesota Pipe Line Company, LLC	Delaware
*	MPL Investments, Inc.	Delaware
	MPL Louisiana Holdings LLC	Delaware
	MPLX Alaska LLC	Delaware

	MPLX Alaska Logistics LLC	Delaware
	MPLX DAPLETCO Holdings LLC	Delaware
	MPLX Delaware Basin LLC	Delaware
	MPLX Fuels Distribution LLC	Delaware
	MPLX Operations LLC	Delaware
	MPLX Ozark Pipe Line LLC	Delaware
	MPLX Pipe Line Holdings LLC	Delaware
	MPLX Refining Logistics LLC	Delaware
	MPLX Terminal and Storage LLC	Delaware
	MPLX Terminals LLC	Delaware
*	MPLX W2W Pipeline Holdings LLC	Delaware
	MPLXIF LLC	Delaware
	Mt. Airy Terminal LLC	Delaware
	Mule Sidetracks, L.L.C.	Delaware
	Mule Tracts, L.L.C.	Delaware
	MWE GP LLC	Delaware
*	Ohio Condensate Company, L.L.C.	Delaware
*	Ohio Gathering Company, L.L.C.	Delaware
	Ohio River Pipe Line LLC	Delaware
*	Panola Pipeline Company, LLC	Texas
*	PNAC, LLC	Nevada
*	Rendezvous Gas Services, L.L.C.	Wyoming
	Rendezvous Pipeline Company, LLC	Colorado
	Robinson Refining Logistics LLC	Delaware
*	Sakakawea Area Spill Response LLC	Delaware
*	Sherwood Midstream Holdings LLC	Delaware
*	Sherwood Midstream LLC	Delaware
	Tesoro Alaska Pipeline Company LLC	Delaware
	Tesoro Alaska Terminals LLC	Delaware
	Tesoro Great Plains Gathering & Marketing LLC	Delaware
	Tesoro Great Plains Midstream LLC	Delaware
	Tesoro High Plains Pipeline Company LLC	Delaware
	Tesoro Logistics Finance Corp.	Delaware
	Tesoro Logistics Northwest Pipeline LLC	Delaware
	Tesoro Logistics Operations LLC	Delaware
	Tesoro Logistics Pipelines LLC	Delaware
	Tesoro SoCal Pipeline Company LLC	Delaware
*	Three Rivers Gathering, LLC	Delaware
*	Uintah Basin Field Services, L.L.C.	Delaware
*	W2W Finance LLC	Delaware
*	W2W Holdings LLC	Delaware
*	Waha Gas Storage, LLC	Delaware
*	West Relay Gathering Company, L.L.C.	Delaware

	Western Refining Conan Gathering, LLC	Delaware
	Western Refining Delaware Basin Storage, LLC	Delaware
	Western Refining Logistics GP, LLC	Delaware
	Western Refining Logistics, LP	Delaware
	Western Refining Pipeline, LLC	New Mexico
	Western Refining Terminals, LLC	Delaware
*	Whistler Pipeline LLC	Delaware
*	Wink to Webster Pipeline LLC	Delaware
	WNRL Energy GP, LLC	Delaware
	WNRL Energy, LLC	Delaware
	Woodhaven Cavern LLC	Delaware

*	Indicates a company that is not wholly owned, directly or indirectly, by MPLX LP.